Exhibit 99.1

Dogwood Therapeutics Reports

Fourth Quarter and Full Year 2025 Financial Results

ATLANTA, Ga., March 18, 2026 -- Dogwood Therapeutics, Inc. (Nasdaq: DWTX) (the “Company”), a development-stage biotechnology company developing new medicines to treat pain and neuropathy, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“The Company continues to execute at a high level, including recruitment of 143 patients in our ongoing Halneuron® Phase 2b trial, commencement of a Phase 2b extension trial and the recent execution of a financing to provide us with operational runway through the Phase 2b final data readout later this year,” said Greg Duncan, Chief Executive Officer of Dogwood Therapeutics.

Key Highlights

●	In December 2025, the Company announced the results of an interim analysis of the Halneuron® Phase 2b trial. The independent statistical review committee concluded that Halneuron® was separating from placebo in the 97 patient subset included in the analysis.
●	The independent statistical review committee determined that a sample size of 210-240 is expected to provide 80-85% power to see a statistically significant Halneuron® pain reduction result versus placebo.
●	CINP Phase 2b study is over 50% enrolled, Company expects top-line results in Q3 2026.
●	In January 2026, the Company completed a financing of up to $26.9 million to progress Halneuron® through Phase 2b development, of which gross proceeds of $12.5 million have been received.

Fourth Quarter 2025 Financial Results

Research and development expenses for the fourth quarter of 2025 remained level with the fourth quarter of 2024 at $2.3 million.

General and administrative expenses for the fourth quarter of 2025 were $1.5 million, compared to $5.2 million for the fourth quarter of 2024.  The $3.7 million decrease quarter over quarter was primarily due to a decrease in nonrecurring transaction costs of $3.9 million related to the combination with Pharmagesic (Holdings) Inc. in October 2024 and a decrease in salaries and related personnel costs of $0.2 million offset by an increase in legal and professional fees of $0.3 million and expenses associated with being a public company of $0.1 million.

Net loss attributable to common stockholders for the fourth quarter of 2025 was $3.8 million, or $0.26 basic and diluted net loss per share, compared to a net loss attributable to common stockholders of $8.2 million, or $6.29 basic and diluted net loss per share, for the fourth quarter of 2024.

Full Year 2025 Financial Results

Research and development expenses for the year ended December 31, 2025 were $21.8 million, compared to $3.5 million for the year ended December 31, 2024. The $18.3 million increase year over year was primarily related to acquired in-process research and development expenses of $12.0 million associated with the licensing agreement of SP16 and the impact of the business combination with Pharmagesic (Holdings) Inc., including increases in expenses for clinical trials of $6.1 million related to the Halneuron® CINP Phase 2b study, drug development and manufacturing costs of $0.3 million and salaries and related personnel costs of $0.3 million, offset by a decrease in research and preclinical costs of $0.4 million.

General and administrative expenses for the year ended December 31, 2025 were $6.1 million, compared to $8.7 million for the year ended December 31, 2024. The $2.6 million decrease year over year was primarily due to a decrease in nonrecurring transaction costs of $3.9 million related to the combination of Pharmagesic in October 2024 and a decrease in expenses associated with being a public company of $0.2 million offset by increases in salaries and related personnel costs of $0.5 million, legal and professional fees of $0.6 million, franchise tax fees of $0.2 million and other general and administrative costs of $0.2 million.

Net loss attributable to common stockholders for the year ended December 31, 2025 was $35.5 million, or $7.13 basic and diluted net loss per share, compared to a net loss attributable to common stockholders of $12.9 million, or $12.52 basic and diluted net loss per share, for the year ended December 31, 2024.

As of December 31, 2025, Dogwood Therapeutics’ cash and cash equivalents totaled $6.5 million. The Company believes that the cash and cash equivalents on hand at December 31, 2025 together with the net proceeds received in January 2026 of $11.4 million after deducting placement agent fees and offering expenses payable by the Company, is expected to fund operations through the Halneuron® Phase 2b final data readout and into the fourth quarter of 2026.

About Dogwood Therapeutics

Dogwood Therapeutics (Nasdaq: DWTX) is a development-stage biopharmaceutical company focused on developing new medicines to treat pain and neuropathic disorders. The Dogwood research pipeline includes two first-in-class development candidates, Halneuron® and SP16 IV.

Our lead product candidate, Halneuron®, is in Phase 2b development to treat pain conditions including the neuropathic pain associated with chemotherapy treatment. Halneuron® has been granted fast track designation from the Food and Drug Administration (“FDA”) for the treatment of CINP.  Halneuron® is a non-opioid, NaV 1.7 analgesic which is a highly specific voltage-gated sodium channel modulator, a mechanism known to be effective for reducing pain transmission. In clinical studies, Halneuron® treatment has demonstrated pain reduction in pain related to general cancer and in pain related to chronic chemotherapy-induced neuropathic pain (“CINP”).

SP16 IV is a low-density lipoprotein receptor related protein-1 (LRP1) agonist with potential to treat neuropathy and prevent or repair nerve damage following chemotherapy. SP16 acts as an LRP1 agonist that in turn provides alpha-1-antitrypsin-like activity. Consistent with alpha-1-antitrypsin anti-inflammatory and immunomodulatory actions, SP16 preclinically demonstrated anti-inflammatory (analgesic) action via potential reductions in IL-6, IL-8, IL1B and TNF-alpha levels, as well as potential to repair damaged tissue via increases in pAKT and pERK that regulate fundamental processes like growth, proliferation and survival. The forthcoming SP16 IV Phase 1b CINP trial will commence following consultation with FDA and is fully funded by the National Cancer Institute.

Dogwood Therapeutic’s largest shareholder is a member of CK Life Sciences Int’l., (Holdings) Inc., which is listed on the Hong Kong Stock Exchange (Stock code: 0775).

For more information, please visit www.dwtx.com.

Forward-Looking Statements:

Statements in this press release contain “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Dogwood’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the completion, timing and results of current and future clinical studies relating to Dogwood’s product candidates. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the most recently filed Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Dogwood undertakes no duty to update such information except as required under applicable law.

Investor Relations:

IR@dwtx.com

-Financial Tables Follow-

DOGWOOD THERAPEUTICS

Selected Financial Data

(unaudited)

Condensed Statements of Operations Data	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$—	$—	$—	$—
Operating expenses:
Research and development	2,337,788	2,315,950	21,866,071	3,530,913
General and administrative	1,468,491	5,226,202	6,102,374	8,696,335
Total operating expenses	3,806,279	7,542,152	27,968,445	12,227,248
Loss from operations	(3,806,279)	(7,542,152)	(27,968,445)	(12,227,248)
Other income (expense):
Loss on debt conversion with related party	—	—	(6,134,120)	—
Loss on fixed asset disposal	(2,731)	—	(2,731)	—
Interest income (expense), net	52,067	(155,436)	96,938	(92,192)
Exchange gain (loss), net	8,335	(30,787)	(27,916)	(30,787)
Total other income (expense)	57,671	(186,223)	(6,067,829)	(122,979)
Loss before income taxes	(3,748,608)	(7,728,375)	(34,036,274)	(12,350,227)
Deferred income tax (expense) benefit	(31,841)	503	(221,096)	503
Net Loss	(3,780,449)	(7,727,872)	(34,257,370)	(12,349,724)
Accrual of paid-in-kind dividends on Series A Non-Voting Convertible Preferred Stock	—	(514,105)	(1,256,662)	(514,105)
Net loss attributable to common stockholders	$(3,780,449)	$(8,241,977)	$(35,514,032)	$(12,863,829)
Net loss per common share — basic and diluted	$(0.26)	$(6.29)	$(7.13)	$(12.52)
Weighted average number of shares outstanding — basic and diluted	14,521,199	1,310,474	4,977,446	1,027,788

Condensed Consolidated Balance Sheet Data	December 31,	December 31,
	2025	2024

Cash and cash equivalents	$6,524,744	$14,847,949
Total assets	90,171,237	94,308,246
Total liabilities	15,274,370	30,027,223
Total stockholders’ equity (deficit)	74,896,867	(10,124,339)

Source: Dogwood Therapeutics, Inc.